SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2002



                     McMoRan Exploration Co.


   Delaware                  001-07791             72-1424200
(State or other            (Commission           (IRS Employer
jurisdiction of             File Number)         Identification
incorporation or                                     Number)
  organization)

                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000

Item 2. Acquisition or Disposition of Assets.
---------------------------------------------
On June 14, 2002, our wholly owned subsidiary, Freeport-McMoRan Sulphur LLC, sold substantially all of its assets used in its sulphur transportation and terminaling business to Gulf Sulphur Services Ltd., LLP, a new joint venture owned by IMC Global Inc.
(IMC) and Savage Industries Inc. (Savage).   In connection with
the sale, we also settled all pending litigation and disputes between IMC and us and terminated our contract to supply sulphur
to IMC.   We used the $58 million in gross proceeds from these
tranactions to reduce debt under our sulphur credit facility to approximately $8.0 million and to satisfy the remaining working capital requirements of the sulphur operations. We repaid the remaining the remaining amounts outstanding under our sulphur credit facility on June 21, 2002 (see Item 5 below) and terminated that facility. We anticipate that the sale of the sulphur transportation and terminaling assets will result in an approximate $2.0 million loss, which will be included in our second-quarter 2002 statement of operations within the caption "income (loss) from discontinued sulphur operations."

      The assets sold to Gulf Sulphur Services, which will be operated by Savage, include Freeport Sulphur's terminal facilities at Galveston, Texas, its terminals at Pensacola and Tampa, Florida, its marine transportation assets, and other assets and commercial contracts associated with its sulphur transportation and terminaling business. The terminal at Freeport-Sulphur's Port Sulphur, Louisiana facility was not included in the sale and is being marketed separately.

Item 5.  Other Events and Regulation FD Disclosure.
---------------------------------------------------
We also announce that Offshore Specialty Fabricators Inc. (OSFI), has substantially completed its dismantlement and removal (reclamation) activities of our Caminada sulphur facilities pursuant to the fixed cost contracts signed in the first quarter of 2002. We expect OSFI will commence its reclamation activities at our Main Pass sulphur facilities during the third quarter of 2002. We expect to record an approximate $5.0 million gain during the second quarter of 2002 associated with OSFI's completion of the Caminada reclamation work. The gain will be included within the caption "income (loss) from discontinued sulphur operations."

On June 21, 2002, we completed a $35 million public offering of
1.4 million shares of 5% convertible preferred stock. The net proceeds of approximately $33.5 million from the offering, after issuance expenses, were used to repay the remaining borrowings outstanding under the sulphur bank credit facility, with the remainder to be used to fund our working capital requirements and for other corporate purposes (see Exhibit 99.1).

Item 7.  Financial Statements and Exhibits.

  (a)  Financial statements of the assets sold.  Not applicable.

  (b) Pro forma financial information. McMoRan re-filed its audited consolidated balance sheets as of December 31, 2001 and 2000 and the related audited statements of operations, cash flow and changes in stockholders' equity for each of the three years ending December 31, 2001 to reclassify its sulphur operations as discontinued operations (see Current Report on Form 8-K dated May 31, 2002 (filed June 10, 2002)). In addition, McMoRan's First-Quarter 2002 Form 10-Q included its unaudited condensed balance sheet as of March 31, 2002 and the related unaudited statements of operations and cash flows for the three months ending March 31, 2002 and 2001, presenting its sulphur operations on a discontinued operations basis. The pro forma consolidated balance sheet of McMoRan as of March 31, 2002 and the related footnote to the consolidated balance sheet filed as part of this report can be found beginning on Page F-1 hereof.

  (c)  Exhibits.  The exhibits to this report are listed in the
     Exhibit Index appearing on page E-1 hereof.

                            SIGNATURE
                       ------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.

                              By: /s/ C. Donald Whitmire, Jr.
                                 ----------------------------
                                      C. Donald Whitmire, Jr.
                                   Vice President & Controller -
                                        Financial Reporting
                                    (authorized signatory and
                                   Principal Accounting Officer)


Date:  June 28, 2002

                     McMoRan Exploration Co.
                          Exhibit Index

Exhibit
Number

10.1 Purchase and Sales agreement dated March 29, 2002, by and among Freeport-McMoRan Sulphur LLC, McMoRan Exploration Co., McMoRan Oil & Gas LLC and Gulf Sulphur Services Ltd.
       LLP. (Incorporated by reference to Exhibit 10.37 to McMoRan First-Quarter 2002 Form 10-Q).

99.1   Press release dated June 21, 2002 entitled "McMoRan
       Exploration Co. Completes Sale of $35 Million 5% Convertible Preferred Stock."



                         McMoRan Exploration Co.
       Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            March 31, 2002

                                       Resolution
                                           of
                                        Caminada    Sale of
                                       Reclamation  Sulphur    Equity   Pro Forma
                           Historical  Obligation   Assets    Offering    Total
                            ---------  ----------- ---------  --------- ---------
ASSETS
Cash and cash
  equivalents               $   9,200  $    -      $     -    $    -    $  9,200
Accounts receivable             8,371       -            -         -       8,371
Inventories                       413       -            -         -         413
Prepaid expenses                  233       -            -         -         233
Current assets from
 discontinued sulphur
 operations, excluding cash    13,892       -         (3,994)      -       9,898
                            ---------  --------    ---------  --------  --------
Total current assets           32,109       -         (3,994)      -      28,115
Property, plant and
 equipment, net                65,445       -            -         -      65,445
Sulphur business assets, net   53,961    (1,861)     (51,745)      -         355
Other assets                    3,766       -            -         -       3,766
                            ---------  --------    ---------  --------  --------
Total assets                $ 155,281  $ (1,861)   $ (55,739) $    -    $ 97,681
                            =========  ========    =========  ========  ========

LIABILITIES AND STOCKHOLDERS
EQUITY(DEFICIT)
Accounts payable and
accrued liabilities         $ 32,297   $    -      $     -    $(22,376) $  9,921
Current portion of:
  Sulphur credit facility     56,000        -        (48,000)   (8,000)      -
  Accrued oil and gas
    reclamation costs            601        -            -         -         601
  Accrued sulphur
    reclamation costs          7,486     (6,886)         -         -         600
Current liabilities from
 discontinued sulphur
 operations                   18,761        -         (5,739)   (3,124)    9,898
Other                            689        -            -         -         689
                           ---------   --------    ---------  --------  --------
Total current liabilities    115,834     (6,886)     (53,739)  (33,500)   21,709
Accrued sulphur
 reclamation costs            48,801        -            -         -      48,801
Accrued oil and gas
 reclamation costs            18,245        -            -         -      18,245
Other long-term liabilities   35,889        -            -         -      35,889
Redeemable preferred stock       -          -            -      33,500    33,500
Stockholders' equity
 (deficit)                   (63,488)     5,025       (2,000)      -     (60,463)
                           ---------   --------    ---------  --------  --------
Total liabilities and
 stockholders' equity
 (deficit)                 $ 155,281   $ (1,861)   $ (55,739) $    -    $ 97,681
                           =========   ========    =========  ========  ========



The accompanying note is an integral part of this pro forma financial statement.

                     McMoRan Exploration Co.
   Note to the Unaudited Pro Forma Consolidated Balance Sheet

The Unaudited Pro Forma Condensed Balance Sheet assumes the referenced transactions occurred on March 31, 2002. The pro forma financial statements are not necessarily indicative of the actual results that would have been achieved nor are they indicative of future results.

     On June 14, 2002, Freeport-McMoRan Sulphur LLC, a wholly owned subsidiary of McMoRan, sold substantially all of its sulphur transportation and terminaling assets to Gulf Sulphur Services Ltd. LLP, a joint venture owned by IMC Global Inc. and
Savage Industries Inc., for $58.0 million.    Immediately upon
the closing of the transaction, Freeport Sulphur reduced the amounts outstanding under its revolving credit facility to $8.0 million and it will use the remaining proceeds to satisfy its sulphur working capital requirements.

     McMoRan anticipates that it will incur a loss of approximately $2.0 million as a result of the sulphur asset sales transaction, which will be reflected in McMoRan's historical results of operations in the second quarter of 2002 within the
caption "income (loss from discontinued operations."   McMoRan
also expects to record an approximate $5.0 million gain in the second quarter of 2002 to reflect the substantial completion of the dismantlement and removal (reclamation) of the Caminada sulphur mine facilities.

     On June 21, 2002, McMoRan completed an equity offering of
1.4 million shares of its 5% convertible preferred stock, par
value $25 per share.   McMoRan's net proceeds of approximately
$33.5 million, after issuance costs totaling $1.5 million including underwriting costs of $1.1 million, were used to repay the remaining amounts under the sulphur bank credit facility, with the remaining proceeds to be used to meet McMoRan's working capital requirements and for other general corporate purposes.

     McMoRan included the following other assumptions in the preparation of the Unaudited Pro Forma Consolidated Balance
Sheet:


* Reduction of the sulphur credit facility to $8.0 million using a portion of the $58.0 million of gross sales proceeds

* Reduced the sulphur business assets by $51.8 million to reflect the transfer of the assets to Gulf Sulphur Services.

* Reduced certain current assets from discontinued sulphur operations because they will not be realized as a result of the transaction.

* Reduced the current liabilities from discontinued sulphur operations to reflect the anticipated payment of amounts owed to vendors using the remaining proceeds from the sale of the sulphur transportation and terminaling assets.

* Reduced the sulphur business assets for the net book value of the assets conveyed to a third party for its reclamation services at Caminada ($1.9 million).

* Reduced the current sulphur reclamation obligation by $6.9 million to reflect the substantial completion of the reclamation activities at Caminada.

* Eliminated the remaining sulphur debt with a portion of the proceeds from the equity offering and used the remainder of the proceeds to repay a portion of McMoRan's current liabilities.